Exhibit 4.5
COMMUNITY WEST BANCSHARES
SUBSCRIPTION AGREEMENT

Mail To:

Computershare Trust Company, N.A.
By Mail: Computershare Trust Company N.A. Attention: Corporate Actions Community West Bancshares Rights Offering P.O. Box 43011 Providence, RI 02940-3011	By Express Mail or Overnight Courier: Computershare Trust Company N.A. Attention: Corporate Actions Community West Bancshares Rights Offering 250 Royall Street, Suite V Canton, MA 02021

The undersigned, having received and read the Community West Bancshares Prospectus dated [PROSPECTUS DATE] (“Prospectus”) relating to the offer and sale (the “Offering”) of 9% Convertible Subordinated Debentures due [MATURITY DATE] (“Debentures”) does hereby subscribe for the principal amount of Debentures set forth in the space below, upon the terms and subject to the conditions specified in the Prospectus:

PRINCIPAL AMOUNT OF DEBENTURES SUBSCRIBED FOR:	$
(in multiples of $1,000)

APPLICATIONS FOR SUBSCRIPTIONS MUST BE RECEIVED BY NOT LATER THAN FIVE O’CLOCK (5:00) P.M., PACIFIC TIME, ON [PUB EXP DATE], THE EXPIRATION DATE OF THE OFFERING (SUBJECT TO EXTENSIONS OR EARLY TERMINATION WITHOUT NOTICE TO SUBSCRIBERS).

Subscriptions are irrevocable and may not be withdrawn without the consent of Community West Bancshares (the “Company”). The Company may accept or reject this Subscription, in whole or in part, for all or any portion of the Debentures subscribed for, as it shall determine in its sole and absolute discretion, and shall notify the subscriber of such determination as soon as practicable following receipt of the Subscription. If the Company does not accept all or part of this Subscription, the unaccepted portion of the subscription funds will be retuned in full without interest.

Full payment of the Subscription Price for all Debentures subscribed for must accompany this Subscription Agreement and must be made payable in United States dollars by money order, check drawn on a bank or branch located in the United States payable to “Computershare Trust Company, N.A.”  No third-party checks will be accepted.  Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier's check.  For additional information, see the Prospectus.

IMPORTANT:  FULL PAYMENT FOR THE DEBENTURES SUBSCRIBED FOR MUST BE INCLUDED WITH THE SUBSCRIPTION. THE PURCHASE PRICE MUST BE PAID IN UNITED STATES CURRENCY BY CHECK, BANK DRAFT OR MONEY ORDER, PAYABLE TO “COMPUTERSHARE TRUST COMPANY, N.A.”

Debentures purchased by the undersigned shall be registered as indicated below. (If Debentures are to be issued in more than one name, please specify whether ownership is to be as tenants-in-common, joint tenants, community property, etc. If Debentures are to be issued in the name of one person for the benefit of another, please specify whether registration is as trustee, indicating the date of the trust instrument and the name(s) of the beneficiary(ies), or as custodian for a minor under 18 years of age under the Uniform Gifts to Minors Act.)

How Debentures to be Registered (please print)	Principal Amount (in multiples of $1,000)

Social Security Number or Taxpayer I.D. Number	Telephone Number

Mailing Address

City	State	Zip Code

It is agreed that by executing this Subscription Agreement, the undersigned acknowledges and agrees to all terms and conditions of the Offering as contained in the Prospectus. The undersigned acknowledges that the Company reserves the right to accept or reject this Subscription, in whole or in part, and to reduce the principal amount of Debentures subscribed for hereunder.

IN WITNESS WHEREOF, I (We) have executed this Subscription Agreement and submitted it along with the full subscription price for all of the Debentures to be purchased.

Dated:_________________________________

Name of Subscriber (please print or type)	Signature of Subscriber

Name of Subscriber (please print or type)	Signature of Subscriber

Special Delivery Instructions:  If the Debentures subscribed for are to be delivered to someone other than the above subscriber (such as a bank, broker, trustee, etc.), or to an address different than that shown above, please indicate:

Name	Address

Account Number	City, State, Zip Code

Any questions regarding this Subscription Agreement and the Offer may be directed to: Georgeson Inc., 199 Water Street – 26th Floor, New York, New York 10038 (866) 203-9357.